Exhibit 99.4
                                                       ------------

                          FORM OF LETTER
                        J. CREW GROUP, INC.

                         Offer to Exchange

       Series B 13 1/8% Senior Discount Debentures due 2008,

which have been registered under the Securities Act of 1933, as amended,

                    for any and all Outstanding

       Series A 13 1/8% Senior Discount Debentures due 2008


To Our Clients:

          Enclosed for your consideration is a Prospectus of J. Crew Group, Inc., a New York corporation (the "Issuer"), dated ______ __, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") of registered Series B 13 1/8% Senior Discount Debentures due 2008 (the "New Debentures") for any and all outstanding Series A 13 1/8% Senior Discount Debentures due 2008 (the "Old Debentures") (CUSIP No. _________), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of October 17, 1997, between the Issuer and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (the "Initial Purchasers").

           This material is being forwarded to you as the beneficial owner of the Old Debentures carried by us in your account but not registered in your name. A tender of such Old Debentures may only be made by us as the holder of record and pursuant to your instructions.

           Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

           Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on ____________ __, 1998 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Issuer. Any Old Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.

           Your attention is directed to the following:

       1.  The Exchange Offer is for any and all Old Debentures.

       2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The
Exchange Offer -- Conditions."

       3.  Any transfer taxes incident to the transfer of Old
Debentures from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

       4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Issuer.

If you wish to have us tender your Old Debentures, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Debentures.

          Instructions with Respect to the Exchange Offer

           The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated ______ __, 1998, of J. Crew
Group, Inc., a New York corporation, and the related specimen
Letter of Transmittal.

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      This will instruct you to tender the number of Old
Debentures indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 |_|  Please tender my Old Debentures held by you for
           my account. If I do not wish to tender all of the Old Debentures held by you for my account, I have identified on a signed schedule attached hereto the number of Old Debentures that I do not wish tendered.

Box 2 |_|  Please do not tender any Old Debentures held by you
           for my account.

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Date______________________,1998     ___________________________________________
                                               Signature(s)

                                    ___________________________________________



                                    ___________________________________________
                                        Please print name(s) here

                                    ___________________________________________
                                       Area Code and Telephone No.



      Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Debentures.


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